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                                                                      EXHIBIT 21


                         AMERICAN GREETINGS CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT





                                                        State/Jurisdiction
                        Subsidiary                      of Incorporation
                        ----------                      ------------------
                        Carlton Cards Limited           Canada
                        Carlton Cards, Ltd.             United Kingdom
                        CreataCard Inc.                 Delaware
                        Magnivision, Inc.               Delaware
                        Plus Mark, Inc.                 Ohio
                        Carlton Cards Retail, Inc.      Connecticut

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